Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Nick West

Director, Corporate Development

717.678.7935

IR@LINKBANCORP.COM

LINKBANCORP, Inc. Announces Record First Quarter 2025 Earnings and Declares Dividend

April 28, 2025 – HARRISBURG, PA – LINKBANCORP, Inc. (NASDAQ: LNKB) (the “Company”), the parent company of LINKBANK (the “Bank”), reported record net income of $15.3 million, or $0.41 per diluted share, for the quarter ended March 31, 2025, compared to net income of $7.6 million, or $0.20 per diluted share, for the quarter ended December 31, 2024. Excluding income and expenses associated with the sale of the Bank’s New Jersey operations and expenses related to the reduction of the size of the Board of Directors, adjusted earnings were $7.4 million1, or $0.201 per diluted share for the first quarter of 2025, compared with $7.6 million1, or $0.211 per diluted share for the fourth quarter of 2024.

Additionally, the Company announced that the Board of Directors declared a quarterly cash dividend of $0.075 per share of common stock which is expected to be paid on June 16, 2025 to shareholders of record on May 30, 2025.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

First Quarter 2025 Highlights

•
Successful Branch Sale. On March 31, 2025, the Bank successfully completed the sale of its banking operations and branches in New Jersey, including related loans and deposits (the “Branch Sale”). The transaction involved the transfer of three branch locations, $87 million of deposits, and $105 million in loans. Under the terms of the purchase and assumption agreement, deposits were sold at a 7% premium and loans were sold at par, resulting in an after-tax gain, net of transaction costs, of $8.7 million.
•
Consistent strength in core earnings. Annualized return on average assets was 2.19% for the first quarter of 2025, compared to 1.06% for the fourth quarter of 2024 and 0.86% for the first quarter of 2024. Adjusted return on average assets was 1.05%1 for the first quarter of 2025, compared to 1.07%1 for the fourth quarter of 2024 and 0.86%1 for the first quarter of 2024.
•
Net interest margin expands to 3.94%. Net interest margin expanded to 3.94% for the first quarter of 2025 from 3.85% for the fourth quarter of 2024. Net interest margin was impacted by increased purchase accounting accretion, an increase in loan yields and a decrease in cost of funds.
•
Greater than 8% growth in tangible book value per share. The Company’s book value per share increased to $7.87 at March 31, 2025 from $7.50 at December 31, 2024. Tangible book value per share increased $0.44, or 8.2%, from $5.361 at December 31, 2024 to $5.801 at March 31, 2025. The Company’s ratio of Tangible Common Equity to Tangible Assets was 7.78%1 at March 31, 2025, compared to 7.16%1 at December 31, 2024 and 6.91%1 at March 31, 2024.
•
Significant increase in core deposits supports balance sheet growth. Total deposits at March 31, 2025 were $2.43 billion compared to $2.45 billion at December 31, 2024, representing an increase of $66.6 million, or 11.01% annualized after adjusting for the Branch Sale2. Total loans at March 31, 2025 were $2.27 billion, compared to $2.35 billion at December 31, 2024, representing an increase of $24.0 million or 4.10% after adjusting for the Branch Sale2.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

•
Continued strength in on-balance sheet liquidity. Cash and cash equivalents increased $54.1 million from $166.1 million at December 31, 2024 to $220.2 million at March 31, 2025, further bolstering the Company’s strong liquidity position.

“We are very pleased to present consistent core earnings in addition to the successful sale of our New Jersey operations,” said Andrew Samuel, Chief Executive Officer of LINKBANCORP. "Strong core deposit growth and the gain from the New Jersey sale has well positioned our teams to support our loan pipeline headed into the second quarter. Our strengthened liquidity and capital positions provide the foundation for continued growth, with an emphasis on creating long term shareholder value as we positively impact our local communities."

Income Statement

Net interest income before the provision for credit losses for the first quarter of 2025 was $25.8 million compared to $25.5 million in the fourth quarter of 2024 and $24.9 million for the first quarter of 2024. Net interest margin expanded to 3.94% for the first quarter of 2025 compared to 3.85% for the fourth quarter of 2024. The improvement in net interest margin was driven by a 5 basis points increase in average yield on interest earning assets from 6.09% for the fourth quarter of 2024 compared to 6.14% for the first quarter of 2025. This increase included an increase in purchase accounting accretion while core loan yields increased marginally quarter-over-quarter. In addition, the total cost of funds declined 3 basis points from 2.32% for the fourth quarter of 2024 to 2.29% for the first quarter of 2025, driven by a 5 basis points decrease in the average cost of deposits from 2.15% for the fourth quarter of 2024 to 2.10% for the first quarter of 2025, partially offset by an increase in wholesale funding costs.

Noninterest income increased quarter-over-quarter to $13.3 million for the first quarter of 2025 compared to $2.6 million for the fourth quarter of 2024 due to the $11.1 million pre-tax gain from the Branch Sale, offset by a decline in service charges on deposits mostly attributable to a decrease in account level fees and interchange revenue.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

Noninterest expense for the first quarter of 2025 was $19.7 million compared to $18.3 million for the fourth quarter of 2024 and $19.3 million for the first quarter of 2024. Excluding non-core operating costs totaling $912 thousand in the first quarter of 2025, $56 thousand in the fourth quarter of 2024 and $56 thousand in the first quarter of 2024, adjusted noninterest expense increased $541 thousand1 from $18.2 million1 for the fourth quarter of 2024 to $18.7 million1for the first quarter of 2025 while decreasing $407 thousand1 year-over-year from $19.2 million1 for the first quarter of 2024. Adjusted non-interest expense for the first quarter of 2025 excludes expenses related to the reduction of the size of the Board of Directors included in other noninterest expense, as well as bonus accruals related to completion of the Branch Sale included in salaries and employee benefits expense, and other merger and restructuring costs.

Income tax expense was $3.9 million for the first quarter of 2025, reflecting an effective tax rate of 20.1% compared to $2.1 million for the fourth quarter of 2024, reflecting an effective rate of 21.9% and $1.6 million for the first quarter of 2024, reflecting an effective tax rate of 21.8%, respectively. The tax rate decreased quarter-over-quarter due to a state income tax apportionment adjustment.

Balance Sheet

Total assets were $2.86 billion at March 31, 2025 compared to $2.88 billion at December 31, 2024 and $2.79 billion at March 31, 2024. Deposits and net loans as of March 31, 2025 totaled $2.43 billion and $2.25 billion, respectively, compared to deposits and net loans of $2.36 billion and $2.23 billion, respectively, at December 31, 2024 and $2.28 billion and $2.11 billion, respectively, at March 31, 2024. Deposits and net loans exclude recorded balances held for sale in the Branch Sale of $93.6 million and $91.8 million, respectively, at December 31, 2024, which are reflected in liabilities held for sale and assets held for sale. These balances were $105.6 million and $115.9 million respectively, at March 31, 2024.

Total loans at March 31, 2025 were $2.27 billion, compared to $2.35 billion at December 31, 2024, representing an increase of $24.0 million after adjusting for the Branch Sale2. Total commercial loan commitments originated in the first quarter of 2025 were $98.5 million with funded balances of $72.0 million. The average commercial loan commitment originated during

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

the first quarter of 2025 totaled approximately $788 thousand with an average outstanding funded balance of $576 thousand.

Total deposits at March 31, 2025 were $2.43 billion compared to $2.45 billion at December 31, 2024, representing an increase of $66.6 million after adjusting for the Branch Sale2. Average total deposits, including deposits held for sale, increased $5.3 million to $2.38 billion for the quarter ended March 31, 2025 compared to the quarter ended December 31, 2024. Noninterest bearing deposits totaled $646.0 million at March 31, 2025, representing 26.5% of total deposits.

The Company continues to maintain strong on-balance sheet liquidity, as cash and cash equivalents increased 32.6% to $220.2 million at March 31, 2025 compared to $166.1 million at December 31, 2024.

Shareholders’ equity increased from $280.2 million at December 31, 2024 to $294.1 million at March 31, 2025 primarily as a result of a $12.6 million increase in retained earnings. Book value per share increased to $7.87 at March 31, 2025 compared to $7.50 at December 31, 2024. Tangible book value per share increased to $5.801 at March 31, 2025 compared to $5.361 at December 31, 2024 and $5.001at March 31, 2024, representing 16% growth year over year.

Asset Quality

The Company recorded a $228 thousand provision for credit losses during the first quarter of 2025, after recording a $132 thousand provision for credit losses in the fourth quarter of 2024.

As of March 31, 2025, the Company’s non-performing assets were $26.0 million, representing 0.91% of total assets, compared to $17.2 million, representing 0.60% of total assets at December 31, 2024.

Loans 30-89 days past due at March 31, 2025 were $12.7 million, representing 0.56% of total loans compared to $2.9 million or 0.13% of total loans at December 31, 2024 and $15.3 million or 0.68% of total loans at March 31, 2024.

The current increase in non-performing assets and delinquencies primarily relate to two properly margined first lien secured real estate loans with an aggregate principal balance of approximately $8.8 million at March 31, 2025.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

The allowance for credit losses-loans was $26.6 million, or 1.17% of total loans held for investment at March 31, 2025, compared to $26.4 million, or 1.17% of total loans held for investment at December 31, 2024. The allowance for credit losses-loans to nonperforming assets ratio was 102.22% at March 31, 2025, compared to 153.93% at December 31, 2024.

Capital

The Bank’s regulatory capital ratios were well in excess of regulatory minimums to be considered “well capitalized” as of March 31, 2025. The Bank’s Total Capital Ratio and Tier 1 Capital Ratio were 12.61% and 11.71% respectively, at March 31, 2025, compared to 11.55% and 10.74%, respectively, at December 31, 2024 and 11.04% and 10.24%, respectively, at March 31, 2024. The Company’s ratio of Tangible Common Equity to Tangible Assets was 7.78%1 at March 31, 2025 compared to 7.16%1 at December 31, 2024.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

ABOUT LINKBANCORP, Inc.

LINKBANCORP, Inc. was formed in 2018 with a mission to positively impact lives through community banking. Its subsidiary bank, LINKBANK, is a Pennsylvania state-chartered bank serving individuals, families, nonprofits and business clients throughout Pennsylvania, Maryland, Delaware and Virginia, through 24 client solutions centers and www.linkbank.com. LINKBANCORP, Inc. common stock is traded on the Nasdaq Capital Market under the symbol "LNKB". For further company information, visit ir.linkbancorp.com.

Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties associated with newly developed or acquired operations; changes in general economic trends, including inflation, tariffs and changes in interest rates; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; adverse developments in borrower industries and, in particular, declines in real estate values; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and the effects of any cybersecurity breaches. The Company does not undertake, and specifically disclaims, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

LINKBANCORP, Inc. and Subsidiaries
Consolidated Balance Sheet (Unaudited)

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
(In Thousands, except share and per share data)
ASSETS
Noninterest-bearing cash equivalents	$14,830	$13,834	$15,295	$14,516	$13,552
Interest-bearing deposits with other institutions	205,352	152,266	175,937	167,141	158,731
Cash and cash equivalents	220,182	166,100	191,232	181,657	172,283
Securities available for sale, at fair value	159,183	145,590	149,315	140,121	133,949
Securities held to maturity, net of allowance for credit losses	27,662	31,508	34,155	35,343	36,109
Loans receivable, gross	2,273,941	2,255,749	2,215,868	2,193,197	2,129,919
Allowance for credit losses - loans	(26,619)	(26,435)	(26,542)	(26,288)	(23,842)
Loans receivable, net	2,247,322	2,229,314	2,189,326	2,166,909	2,106,077
Investments in restricted bank stock	4,780	5,209	4,904	4,928	4,286
Premises and equipment, net	17,920	18,029	17,623	18,364	20,102
Right-of-Use Asset – premises	14,537	14,913	14,150	13,970	14,577
Bank-owned life insurance	52,507	52,079	51,646	49,616	49,230
Goodwill and other intangible assets	77,379	79,761	80,924	82,129	81,494
Deferred tax asset	18,636	18,866	21,662	22,024	22,717
Assets held for sale	—	94,146	104,660	118,362	118,115
Accrued interest receivable and other assets	23,288	23,263	20,344	25,170	26,730
TOTAL ASSETS	$2,863,396	$2,878,778	$2,879,941	$2,858,593	$2,785,669
LIABILITIES
Deposits:
Demand, noninterest bearing	$646,002	$658,646	$658,473	$661,292	$618,277
Interest bearing	1,787,692	1,701,936	1,714,179	1,699,220	1,662,124
Total deposits	2,433,694	2,360,582	2,372,652	2,360,512	2,280,401
Long-term borrowings	40,000	40,000	40,000	40,000	40,000
Short-term borrowings	—	10,000	—	—	—
Note payable	559	565	572	578	584
Subordinated debt	62,129	61,984	61,843	61,706	61,573
Lease liabilities	15,284	15,666	14,911	14,746	15,357
Liabilities held for sale	—	93,777	94,228	96,916	105,716
Accrued interest payable and other liabilities	17,664	15,983	18,382	12,726	13,795
TOTAL LIABILITIES	2,569,330	2,598,557	2,602,588	2,587,184	2,517,426
SHAREHOLDERS’ EQUITY
Preferred stock	—	—	—	—	—
Common stock	370	370	370	370	369
Surplus	264,871	264,449	264,059	263,795	263,577
Retained earnings	32,507	19,947	15,147	10,826	7,724
Accumulated other comprehensive loss	(3,682)	(4,545)	(2,223)	(3,582)	(3,427)
TOTAL SHAREHOLDERS' EQUITY	294,066	280,221	277,353	271,409	268,243
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,863,396	$2,878,778	$2,879,941	$2,858,593	$2,785,669
Common shares outstanding	37,377,342	37,370,917	37,361,560	37,356,278	37,348,151

LINKBANCORP, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	Three Months Ended
	3/31/2025	12/31/2024	3/31/2024
(In Thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loans receivable, including fees	$37,041	$37,082	$36,125
Other	3,101	3,224	2,650
Total interest and dividend income	40,142	40,306	38,775
INTEREST EXPENSE
Deposits	12,357	12,823	11,847
Other Borrowings	986	962	1,152
Subordinated Debt	968	976	892
Total interest expense	14,311	14,761	13,891
NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	25,831	25,545	24,884
Provision for credit losses	228	132	40
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	25,603	25,413	24,844
NONINTEREST INCOME
Service charges on deposit accounts	1,061	1,339	780
Bank-owned life insurance	428	433	383
Gain on sale of loans	77	70	50
Gain on sale of branches	11,093	—	—
Other	598	752	516
Total noninterest income	13,257	2,594	1,729
NONINTEREST EXPENSE
Salaries and employee benefits	11,156	10,147	11,118
Occupancy	1,464	1,368	1,578
Equipment and data processing	2,043	1,884	1,826
Professional fees	487	531	748
FDIC insurance and supervisory fees	599	687	352
Bank Shares Tax	614	693	591
Intangible amortization	1,084	1,162	1,207
Merger & restructuring expenses	41	56	56
Advertising	144	128	234
Other	2,026	1,646	1,540
Total noninterest expense	19,658	18,302	19,250
Income before income tax expense	19,202	9,705	7,323
Income tax expense	3,859	2,121	1,597
NET INCOME	$15,343	$7,584	$5,726

EARNINGS PER SHARE, BASIC	$0.41	$0.20	$0.15
EARNINGS PER SHARE, DILUTED	$0.41	$0.20	$0.15
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING,
BASIC	37,105,480	37,045,701	36,962,005
DILUTED	37,221,939	37,166,107	37,045,230

LINKBANCORP, Inc. and Subsidiaries
Financial Highlights (Unaudited)

	For the Three Months Ended
(Dollars In Thousands, except per share data)	3/31/2025	12/31/2024	3/31/2024
Operating Highlights
Net Income	$15,343	$7,584	$5,726
Net Interest Income	25,831	25,545	24,884
Provision for Credit Losses	228	132	40
Non-Interest Income	13,257	2,594	1,729
Non-Interest Expense	19,658	18,302	19,250
Earnings per Share, Basic	0.41	0.20	0.15
Adjusted Earnings per Share, Basic (2)	0.20	0.21	0.16
Earnings per Share, Diluted	0.41	0.20	0.15
Adjusted Earnings per Share, Diluted (2)	0.20	0.21	0.16

Selected Operating Ratios
Net Interest Margin	3.94%	3.85%	4.03%
Annualized Return on Assets ("ROA")	2.19%	1.06%	0.86%
Adjusted ROA[2]	1.05%	1.07%	0.86%
Annualized Return on Equity ("ROE")	21.90%	10.82%	8.63%
Adjusted ROE[2]	10.56%	10.88%	8.70%
Efficiency Ratio	50.29%	65.04%	72.33%
Adjusted Efficiency Ratio[3]	66.96%	64.84%	72.12%
Noninterest Income to Avg. Assets	1.89%	0.36%	0.26%
Noninterest Expense to Avg. Assets	2.80%	2.56%	2.88%

	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Financial Condition Data
Total Assets	$2,863,396	$2,878,778	$2,879,941	$2,858,593	$2,785,669
Loans Receivable, Net	2,247,322	2,229,314	2,189,326	2,166,909	2,106,077

Noninterest-bearing Deposits	646,002	658,646	658,473	661,292	618,277
Interest-bearing Deposits	1,787,692	1,701,936	1,714,179	1,699,220	1,662,124
Total Deposits	$2,433,694	$2,360,582	$2,372,652	$2,360,512	$2,280,401

Selected Balance Sheet Ratios
Total Capital Ratio[1]	12.61%	11.55%	11.44%	11.09%	11.04%
Tier 1 Capital Ratio[1]	11.71%	10.74%	10.62%	10.30%	10.24%
Common Equity Tier 1 Capital Ratio[1]	11.71%	10.74%	10.62%	10.30%	10.24%
Leverage Ratio[1]	10.02%	9.49%	9.41%	9.17%	9.23%
Tangible Common Equity to Tangible Assets[4]	7.78%	7.16%	7.02%	6.82%	6.91%
Tangible Book Value per Share[5]	$5.80	$5.36	$5.26	$5.07	$5.00

Asset Quality Data
Non-performing Assets	$26,041	$17,173	$17,378	$10,589	$6,675
Non-performing Assets to Total Assets	0.91%	0.60%	0.60%	0.37%	0.24%
Non-performing Loans to Total Loans	1.15%	0.76%	0.78%	0.48%	0.31%
Allowance for Credit Losses - Loans ("ACLL")	$26,619	$26,435	$26,542	$26,288	$23,842
ACLL to Total Loans	1.17%	1.17%	1.20%	1.20%	1.06%
ACLL to Nonperforming Assets	102.22%	153.93%	152.73%	248.26%	357.18%
Net chargeoffs (recoveries)	$81	$252	$(28)	$(20)	$70

(1) - These capital ratios have been calculated using bank-level capital
(2) - This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(3) - The efficiency ratio, as adjusted represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses from securities sales and merger related expenses. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(4) - We calculate tangible common equity as total shareholders' equity less goodwill and other intangibles, and we calculate tangible assets as total assets less goodwill and other intangibles. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(5) - We calculate tangible book value per common share as total shareholders' equity less goodwill and other intangibles, divided by the outstanding number of shares of our common stock at the end of the relevant period. Tangible book value per common share is a non-GAAP financial measure, and, as we calculate tangible book value per common share, the most directly comparable GAAP financial measure is book value per common share. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Quarter-To-Date (Unaudited)

	For the Three Months Ended March 31,
	2025			2024
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$119,269	$972	3.31%	$82,420	$898	4.38%
Securities
Taxable (1)	142,867	1,749	4.96%	114,896	1,391	4.87%
Tax-Exempt	43,845	481	4.45%	42,984	457	4.28%
Total Securities	186,712	2,230	4.84%	157,880	1,848	4.71%
Total Cash Equiv. and Investments	305,981	3,202	4.24%	240,300	2,746	4.60%
Total Loans (3)	2,350,031	37,041	6.39%	2,240,714	36,125	6.48%
Total Earning Assets	2,656,012	40,243	6.14%	2,481,014	38,871	6.30%
Other Assets	191,469			210,826
Total Assets	$2,847,481			$2,691,840
Interest bearing demand	$545,475	3,048	2.27%	$424,781	1,942	1.84%
Money market demand	555,663	2,937	2.14%	587,455	3,174	2.17%
Time deposits	632,649	6,372	4.08%	608,192	6,731	4.45%
Total Borrowings	149,922	1,954	5.29%	140,621	2,044	5.85%
Total Interest-Bearing Liabilities	1,883,709	14,311	3.08%	1,761,049	13,891	3.17%
Non Interest-Bearing Deposits	649,440			632,637
Total Cost of Funds	2,533,149	14,311	2.29%	2,393,686	13,891	2.33%
Other Liabilities	30,229			31,359
Total Liabilities	2,563,378			2,425,045
Shareholders' Equity	284,104			266,795
Total Liabilities & Shareholders' Equity	$2,847,482			$2,691,840
Net Interest Income/Spread (FTE)		25,932	3.06%		24,980	3.13%
Tax-Equivalent Basis Adjustment		(101)			(96)
Net Interest Income		$25,831			$24,884
Net Interest Margin			3.94%			4.03%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Linked Quarter-To-Date (Unaudited)

	For the Three Months Ended
	March 31, 2025			December 31, 2024
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$119,269	$972	3.31%	$128,802	$1,300	4.02%
Securities
Taxable (1)	142,867	1,749	4.96%	138,168	1,540	4.43%
Tax-Exempt	43,845	481	4.45%	44,958	486	4.30%
Total Securities	186,712	2,230	4.84%	183,126	2,026	4.40%
Total Cash Equiv. and Investments	305,981	3,202	4.24%	311,928	3,326	4.24%
Total Loans (3)	2,350,031	37,041	6.39%	2,327,829	37,082	6.34%
Total Earning Assets	2,656,012	40,243	6.14%	2,639,757	40,408	6.09%
Other Assets	191,469			202,693
Total Assets	$2,847,481			$2,842,450
Interest bearing demand	$545,475	3,048	2.27%	$537,856	3,043	2.25%
Money market demand	555,663	2,937	2.14%	567,593	3,139	2.20%
Time deposits	632,649	6,372	4.08%	607,231	6,641	4.35%
Total Borrowings	149,922	1,954	5.29%	153,117	1,938	5.04%
Total Interest-Bearing Liabilities	1,883,709	14,311	3.08%	1,865,797	14,761	3.15%
Non Interest-Bearing Deposits	649,440			665,276
Total Cost of Funds	2,533,149	14,311	2.29%	2,531,073	14,761	2.32%
Other Liabilities	30,229			32,493
Total Liabilities	2,563,378			2,563,566
Shareholders' Equity	284,104			278,884
Total Liabilities & Shareholders' Equity	$2,847,482			$2,842,450
Net Interest Income/Spread (FTE)		25,932	3.06%		25,647	2.94%
Tax-Equivalent Basis Adjustment		(101)			(102)
Net Interest Income		$25,831			$25,545
Net Interest Margin			3.94%			3.85%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Loans Receivable Detail (Unaudited)

(In Thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Agriculture and farmland loans	$66,684	$67,741	$65,166	$66,937	$67,359
Construction loans	136,421	158,296	175,373	201,174	194,391
Commercial & industrial loans	257,302	252,163	241,597	247,190	218,724
Commercial real estate loans
Multifamily	215,916	217,331	212,444	199,740	190,146
Owner occupied	472,895	493,906	500,643	492,065	489,467
Non-owner occupied	645,793	658,615	626,030	610,649	589,731
Residential real estate loans
First liens	378,420	399,476	400,869	400,098	403,300
Second liens and lines of credit	79,905	78,410	73,591	71,168	71,060
Consumer and other loans	17,097	17,087	17,498	15,514	16,810
Municipal loans	3,012	3,886	4,296	4,362	4,473
	2,273,445	2,346,911	2,317,507	2,308,897	2,245,461
Deferred costs	496	645	634	478	356
Total loans receivable	2,273,941	2,347,556	2,318,141	2,309,375	2,245,817
Less: Loans held for sale	—	91,807	102,273	116,178	115,898
Loans Held for Investment	$2,273,941	$2,255,749	$2,215,868	$2,193,197	$2,129,919

LINKBANCORP, Inc. and Subsidiaries
Loan Growth Calculation Excluding Branch Sale (Unaudited)

(In Thousands)	March 31, 2025
Total Loans at March 31, 2025	$2,273,941
Total Loans at December 31, 2024	2,347,556
Quarterly Change	(73,615)
Net Book Value of Loans Sold	97,952
Quarterly Loan Growth Excluding Branch Sale	24,337
Annualized Growth Rate	4.20%

LINKBANCORP, Inc. and Subsidiaries
Investments in Securities Detail (Unaudited)

	March 31, 2025
(In Thousands)	Amortized Cost	Net Unrealized Gains (Losses)	Fair Value
Available for Sale:
US Government Agency securities	$13,097	$176	$13,273
Obligations of state and political subdivisions	51,221	(3,756)	47,465
Mortgage-backed securities in government-sponsored entities	99,909	(1,864)	98,045
Other securities	408	(8)	400
	$164,635	$(5,452)	$159,183

	Amortized Cost	Net Unrealized Losses	Fair Value	Allowance for Credit Losses
Held to Maturity:
Corporate debentures	$12,250	$(828)	$11,422	$(421)
Structured mortgage-backed securities	15,833	(491)	15,342	-
	$28,083	$(1,319)	$26,764	$(421)

	December 31, 2024
(In Thousands)	Amortized Cost	Net Unrealized Gains (Losses)	Fair Value
Available for Sale:
US Government Agency securities	$13,017	$56	$13,073
Obligations of state and political subdivisions	51,254	(4,053)	47,201
Mortgage-backed securities in government-sponsored entities	88,289	(3,506)	84,783
Other securities	542	(9)	533
	$153,102	$(7,512)	$145,590

	Amortized Cost	Net Unrealized Losses	Fair Value	Allowance for Credit Losses
Held to Maturity:
Corporate debentures	$15,250	$(984)	$14,266	$(459)
Structured mortgage-backed securities	16,717	(699)	16,018	-
	$31,967	$(1,683)	$30,284	$(459)

LINKBANCORP, Inc. and Subsidiaries
Deposits Detail (Unaudited)

(In Thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Demand, noninterest-bearing	$646,002	$686,510	$687,536	$692,095	$653,719
Demand, interest-bearing	577,170	537,546	547,099	488,043	447,412
Money market and savings	553,240	553,807	585,395	582,561	591,982
Time deposits, $250 and over	166,441	167,165	169,616	156,621	147,898
Time deposits, other	387,226	405,493	401,976	393,603	398,365
Brokered deposits	103,615	103,615	75,000	144,429	146,653
	2,433,694	2,454,136	2,466,622	2,457,352	2,386,029
Less: Deposits held for sale	—	93,554	93,970	96,840	105,628
Total deposits	$2,433,694	$2,360,582	$2,372,652	$2,360,512	$2,280,401

Average Deposits Detail, for the Three Months Ended (Unaudited)

(In Thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Demand, noninterest-bearing	$649,440	$665,276	$659,825	$657,939	$632,637
Demand, interest-bearing	545,475	537,856	497,100	446,109	424,781
Money market and savings	555,663	567,593	580,766	581,223	587,455
Time deposits	576,366	568,615	560,815	547,582	518,929
Brokered deposits	56,283	38,616	52,587	95,337	89,263
Total deposits	$2,383,227	$2,377,956	$2,351,093	$2,328,190	$2,253,065
Balances in table above include deposits held for sale

LINKBANCORP, Inc. and Subsidiaries
Deposit Growth Calculation Excluding Branch Sale (Unaudited)

(In Thousands)	March 31, 2025
Total Deposits at March 31, 2025	$2,433,694
Total Deposits at December 31, 2024	2,454,136
Quarterly Change	(20,442)
Net Book Value of Deposits Sold	87,086
Quarterly Deposit Growth Excluding Branch Sale	66,644
Annualized Growth Rate	11.01%

Appendix A – Reconciliation to Non-GAAP Financial Measures

This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these non-GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of non-GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-GAAP measures are not formally defined under GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to GAAP financial measures, our management believes these non-GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-GAAP measures. See the tables below for a reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures.

Adjusted Return on Average Assets
	For the Three Months Ended
(Dollars in thousands)	3/31/2025	12/31/2024	3/31/2024
Net income	$15,343	$7,584	$5,726
Average assets	2,847,481	2,842,450	2,691,840
Return on average assets (annualized)	2.19%	1.06%	0.86%
Net income	$15,343	$7,584	$5,726
Gain on sale of branches	(11,093)	—	—
Tax effect(1)	2,440	—	—
Transaction bonus accrual	490	—	—
Tax effect(1)	(108)	—	—
Board restructuring accrual	381	—	—
Tax effect(1)	(84)	—	—
Merger & restructuring expenses	41	56	56
Tax effect(1)	(9)	(12)	(12)
Adjusted Net Income (Non-GAAP)	$7,401	$7,628	$5,770
Average assets	$2,847,481	$2,842,450	$2,691,840
Adjusted return on average assets (annualized) (Non-GAAP)	1.05%	1.07%	0.86%
(1) Tax effect was 22% for the three months ended March 31, 2025 and 21% for prior periods

Adjusted Return on Average Shareholders' Equity
	For the Three Months Ended
(Dollars in thousands)	3/31/2025	12/31/2024	3/31/2024
Net income	$15,343	$7,584	$5,726
Average shareholders' equity	284,104	278,884	266,795
Return on average shareholders' equity (annualized)	21.90%	10.82%	8.63%
Net income	$15,343	$7,584	$5,726
Gain on sale of branches	(11,093)	—	—
Tax effect(1)	2,440	—	—
Transaction bonus accrual	490	—	—
Tax effect(1)	(108)	—	—
Board restructuring accrual	381	—	—
Tax effect(1)	(84)	—	—
Merger & restructuring expenses	41	56	56
Tax effect(1)	(9)	(12)	(12)
Adjusted Net Income (Non-GAAP)	$7,401	$7,628	$5,770
Average shareholders' equity	$284,104	$278,884	$266,795
Adjusted return on average shareholders' equity (annualized) (Non-GAAP)	10.56%	10.88%	8.70%
(1) Tax effect was 22% for the three months ended March 31, 2025 and 21% for prior periods

Adjusted Efficiency Ratio
	For the Three Months Ended
(Dollars in thousands)	3/31/2025	12/31/2024	3/31/2024
GAAP-based efficiency ratio	50.29%	65.04%	72.33%
Net interest income	$25,831	$25,545	$24,884
Noninterest income	13,257	2,594	1,729
Less: Gain on sale of branches	(11,093)	-	-
Adjusted revenue (Non-GAAP)	27,995	28,139	26,613
Total noninterest expense	19,658	18,302	19,250
Less: Merger & restructuring expenses	41	56	56
Less: Transaction bonus accrual	490	-	-
Less: Board restructuring accrual	381	-	-
Adjusted non-interest expense	$18,746	$18,246	$19,194
Efficiency ratio, as adjusted (Non-GAAP)	66.96%	64.84%	72.12%

Adjusted Earnings Per Share
	For the Three Months Ended
(Dollars in thousands, except per share data)	3/31/2025	12/31/2024	3/31/2024
GAAP-Based Earnings Per Share, Basic	$0.41	$0.20	$0.15
GAAP-Based Earnings Per Share, Diluted	$0.41	$0.20	$0.15
Net Income	$15,343	$7,584	$5,726
Gain on sale of branches	(11,093)	—	—
Tax effect(1)	2,440	—	—
Transaction bonus accrual	490	—	—
Tax effect(1)	(108)	—	—
Board restructuring accrual	381	—	—
Tax effect(1)	(84)	—	—
Merger & restructuring expenses	41	56	56
Tax effect(1)	(9)	(12)	(12)
Adjusted Net Income (Non-GAAP)	$7,401	$7,628	$5,770
Adjusted Earnings per Share, Basic (Non-GAAP)	$0.20	$0.21	$0.16
Adjusted Earnings per Share, Diluted (Non-GAAP)	$0.20	$0.21	$0.16
(1) Tax effect was 22% for the three months ended March 31, 2025 and 21% for prior periods

Tangible Common Equity and Tangible Book Value
(Dollars in thousands, except per share data)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Tangible Common Equity
Total shareholders’ equity	$294,066	$280,221	$277,353	$271,409	$268,243
Adjustments:
Goodwill	(58,806)	(58,806)	(58,806)	(58,806)	(56,968)
Other intangible assets	(18,573)	(20,955)	(22,118)	(23,323)	(24,526)
Tangible common equity (Non-GAAP)	$216,687	$200,460	$196,429	$189,280	$186,749
Common shares outstanding	37,377,342	37,370,917	37,361,560	37,356,278	37,348,151
Book value per common share	$7.87	$7.50	$7.42	$7.27	$7.18
Tangible book value per common share (Non-GAAP)	$5.80	$5.36	$5.26	$5.07	$5.00
Tangible Assets
Total assets	$2,863,396	$2,878,778	$2,879,941	$2,858,593	$2,785,669
Adjustments:
Goodwill	(58,806)	(58,806)	(58,806)	(58,806)	(56,968)
Other intangible assets	(18,573)	(20,955)	(22,118)	(23,323)	(24,526)
Tangible assets (Non-GAAP)	$2,786,017	$2,799,017	$2,799,017	$2,776,464	$2,704,175
Tangible common equity to tangible assets (Non-GAAP)	7.78%	7.16%	7.02%	6.82%	6.91%

Adjusted Pre-tax, Pre-provision Net Income (Non-GAAP)
	For the Three Months Ended
(Dollars in thousands, except per share data)	3/31/2025	12/31/2024	3/31/2024
Net Income (GAAP)	$15,343	$7,584	$5,726
Gain on sale of branches	(11,093)	—	—
Tax effect(1)	2,440	—	—
Transaction bonus accrual	490	—	—
Tax effect(1)	(108)	—	—
Board restructuring accrual	381	—	—
Tax effect(1)	(84)	—	—
Merger & restructuring expenses	41	56	56
Tax effect(1)	(9)	(12)	(12)
Adjusted Net Income (Non-GAAP)	7,401	7,628	5,770
Income tax expense	3,859	2,121	1,597
Provision for credit losses	228	132	40
Tax effect included in Adjusted Net Income	(2,239)	12	12
Adjusted Pre-tax, Pre-provision Net Income (Non-GAAP)	$9,249	$9,893	$7,419
(1) Tax effect was 22% for the three months ended March 31, 2025 and 21% for prior periods